FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS

Secaucus, New Jersey – August 20, 2009 – The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE) today reported financial results for the second quarter and fiscal year-to-date 2009. Results from continuing operations for the second quarters and fiscal year-to-date periods ended August 1, 2009 and August 2, 2008 are based on The Children’s Place business only. The Disney Store North America (“DSNA”) business has been classified as discontinued operations in accordance with generally accepted accounting principles (“GAAP”) reflecting the Company’s decision to exit the business.

Second Quarter

•	Net sales from continuing operations for the second quarter of 2009 were $315.7 million, a 7% decline compared to the previous year’s second quarter net sales of $338.0 million.
•	Comparable retail sales, which include online sales, declined 9% in the second quarter of 2009 following a 10% increase during the same period last year.
•
The loss from continuing operations after tax was $7.2 million, or $0.24 loss per share, in the second quarter of 2009, compared to income of $2.7 million, or $0.09 earnings per share, in the second quarter of 2008. The Company’s second quarter income from continuing operations included several items which the Company deems to be unusual or one-time in nature, including:

•
In the second quarter of 2009, gains due to excess foreign tax credits of $4.8 million after-tax generated by the repatriation of cash from Canada and $4.6 million pre-tax from the favorable settlement of an IRS employment tax audit related to stock options. These gains were partially offset by $2.2 million pre-tax for expenses incurred in connection with the recent proxy contest, $1.5 million pre-tax for expenses associated with the pre-payment of the Company’s term loan on August 3, 2009, and $0.3 million pre-tax for expenses associated with previously announced restructuring programs.

•
In the second quarter of 2008, gains from transition services income net of variable expenses of $5.4 million pre-tax for services provided to the acquirer of the DSNA business and $2.3 million pre-tax for the sale of a significant store lease. These gains were partially offset by $1.2 million pre-tax in professional fees associated with the Company’s restructuring activities and $0.5 million pre-tax in legal fees related to the Company’s 2006 stock-option investigation.

•
Excluding the unusual or one-time items mentioned above from the second quarters of both years, adjusted loss from continuing operations after tax was $12.4 million, or $0.42 loss per share, in the second quarter of 2009, compared to an adjusted loss of $0.9 million, or $0.03 loss per share, in the second quarter of 2008. The second quarter loss from continuing operations excluding these items is a non-GAAP measure. The Company believes the excluded items are not indicative of the performance of its core business and that by providing this supplemental disclosure to investors it will facilitate comparisons of its past and present performance. A reconciliation of income/loss from continuing operations as reported is included in this press release in Table 3.

•	Net loss, including the impact of discontinued operations, was $7.1 million in the second quarter of 2009, or $0.24 loss per share, compared to breakeven in the second quarter of 2008.
•	During the second quarter of 2009, the Company opened 15 stores.

PLCE – Second Quarter 2009 Financial Results

Fiscal Year-to-Date
•	Net sales from continuing operations were $717.6 million for fiscal year-to-date 2009, a 3% decline compared to $738.2 million for the same period of the prior year.
•	Comparable store sales declined 3% year-to-date 2009 following an 8% increase last year.
•	Income from continuing operations after tax was $16.5 million, or $0.56 earnings per share, year-to-date 2009, compared to $22.2 million, or $0.75 earnings per share, last year.
•
Excluding the unusual or one-time items from both years, income from continuing operations after tax was $9.3 million, or $0.31 earnings per share, year-to-date 2009, compared to $19.8 million, or $0.67 earnings per share, last year. As previously noted, this is a non-GAAP measure which the Company is providing as a supplemental disclosure.

•	Net income, including the impact of discontinued operations, was $16.5 million, or $0.55 earnings per share, year-to-date 2009, compared to $19.5 million, or $0.66 earnings per share, last year.
•	Year-to-date, the Company has opened 21 stores and closed one.

As previously announced, during the second quarter of 2009 the Company entered into an agreement with former Chairman and CEO Ezra Dabah to acquire approximately 2.45 million shares, 50% of the approximate 4.9 million shares owned by Mr. Dabah and his family, for $28.88 per share. The Children’s Place funded the purchase with approximately $75 million in cash repatriated from Company subsidiaries in Hong Kong and Canada. The Company closed on the share repurchase on August 3, 2009, and concurrently pre-paid the principal amount of $38 million outstanding, plus accrued and unpaid interest, on its term loan.

 “Second quarter 2009 financial results were pressured by the economic environment and the negative impact of foreign exchange. In addition, we faced a challenging comparison as last year’s second quarter was the best in the Company’s history,” commented Chuck Crovitz, interim Chief Executive Officer of The Children’s Place Retail Stores, Inc. “Despite these headwinds, we were pleased to have made significant progress on various initiatives including further growth in our e-commerce business, acceleration of our cost cutting efforts and the successful rollout of a new value-engineered store format. Looking ahead, we plan to continue to operate our business conservatively while the recession lingers, but remain confident that we have the right strategies in place to drive long-term growth.”

Conference Call Information
The Children’s Place will host a conference call to discuss its second quarter results today at 10:00 a.m. Eastern Time. The call will be broadcast live and can be accessed through the Investor Relations section of www.childrensplace.com. An audio archive will be available approximately one hour after the conclusion of the call, until midnight on August 27, 2009.

PLCE – Second Quarter 2009 Financial Results

About The Children’s Place Retail Stores, Inc.
The Children’s Place Retail Stores, Inc. is a leading specialty retailer of children's merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary “The Children's Place” brand name. As of August 1, 2009, the Company owned and operated 937 The Children’s Place stores and an online store at www.childrensplace.com.

This press release may contain certain forward-looking statements regarding future circumstances, including statements relating to our future operating plans and strategies. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially.  Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 31, 2009. Included among the risks and uncertainties that could cause actual results, events and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, and the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the downturn in the economy.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

CONTACT:	The Children’s Place Retail Stores, Inc.
Susan Riley, EVP, Finance & Administration, (201) 558-2400
Jane Singer, VP, Investor Relations, (201) 453-6955

(Tables Follow)

Table 1
THE CHILDREN’S PLACE RETAIL STORES, INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Second Quarter Ended		Year-to-Date Ended
	August 1, 2009	August 2, 2008	August 1, 2009	August 2, 2008

Net sales	$315,676	$338,029	$717,577	$738,241
Cost of sales	210,377	209,480	445,751	438,600
Gross profit	105,299	128,549	271,826	299,641
Selling, general and
administrative expenses	106,093	105,793	217,986	225,203
Asset impairment charge	315	127	1,414	127
Depreciation and amortization	17,564	17,709	35,088	35,361
Income (loss) from continuing
operations before interest and taxes	(18,673)	4,920	17,338	38,950
Interest (expense), net	(1,462)	(398)	(4,730)	(891)
Income (loss) from continuing
operations before income taxes	(20,135)	4,522	12,608	38,059
Provision (benefit) for income taxes	(12,906)	1,786	(3,904)	15,903
Income (loss) from continuing
operations net of income taxes	(7,229)	2,736	16,512	22,156
Income (loss) from discontinued
operations net of income taxes	178	(2,725)	(51)	(2,627)
Net income (loss)	$(7,051)	$11	$16,461	$19,529

Basic income (loss) from continuing
operations per common share	$(0.24)	$0.09	$0.56	$0.76
Income (loss) from discontinued
operations per common share	0.01	(0.09)	(0.00)	(0.09)
Basic net income (loss) per common
share	$(0.24)	$0.00	$0.56	$0.67
Basic weighted average common
shares outstanding	29,552	29,255	29,514	29,177

Diluted income (loss) from continuing
operations per common share	$(0.24)	$0.09	$0.56	$0.75
Income (loss) from discontinued
operations per common share	0.01	(0.09)	(0.00)	(0.09)
Diluted net income (loss)
per common share	$(0.24)	$0.00	$0.55	$0.66
Diluted weighted average common
shares outstanding	29,552	29,599	29,746	29,395

Note: Amounts may not add due to rounding.

Table 2
THE CHILDREN’S PLACE RETAIL STORES, INC.
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	August 1, 2009	January 31, 2009	August 2, 2008
Current assets:

Cash and investments	$152,198	$226,206	$146,704
Accounts receivable	21,792	19,639	26,150
Inventories	262,986	211,227	219,100
Other current assets	100,143	62,518	100,316
Restricted assets in bankruptcy estate
of subsidiary	--	--	85,265
Total current assets	537,119	519,590	577,535
Property and equipment, net	310,795	318,116	333,783
Other assets, net	74,960	102,051	97,868
Total assets	$922,874	$939,757	$1,009,186

Current liabilities:

Revolving credit facility	$--	$--	$--
Short term portion of term loan	38,000	30,000	30,000
Accounts payable	89,249	73,333	80,287
Accrued expenses and
other current liabilities	93,088	103,662	99,145
Liabilities in bankruptcy estate
of subsidiary	--	--	108,409
Total current liabilities	220,337	206,995	317,841
Long term portion of term loan	--	55,000	55,000
Other liabilities	119,304	129,883	140,119
Total liabilities	339,641	391,878	512,960
Stockholders’ equity	583,233	547,879	496,226
Total liabilities and stockholders’ equity	$922,874	$939,757	$1,009,186

Table 3
THE CHILDREN’S PLACE RETAIL STORES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(In millions, except per share amounts)
(Unaudited)

	Second Quarter Ended			Year-to-Date Ended
	August 1, 2009		August 2, 2008	August 1, 2009	August 2, 2008
Income (loss) from continuing operations net of income taxes		$(7.2)	$2.7	$16.5	$22.2

Unusual or one-time items pre-tax:
Gains:
Favorable settlement of IRS employment tax audit related to stock options		(4.6)	-	(4.6)	-
Net transition services income		-	(5.4)	-	(5.4)
Sale of store lease		-	(2.3)	-	(2.3)

Expenses:
Proxy contest fees		2.2	-	2.2	-
Prepayment of term loan expenses/deferred financing fees		1.5	-	2.4	-
Company restructuring fees		0.3	1.2	2.9	2.5
Impairment Charge		-	-	0.8	-
Stock option/special investigation fees		-	0.5	-	1.3

Aggregate impact of unusual or one-time items		(0.6)	(6.0)	3.7	(3.9)
Income tax effect of unusual or one-time items		0.2	2.4	(1.6)	1.5
Excess foreign tax credits from repatriation of cash		(4.8)	-	(4.8)	-
One-time tax benefit from resolution of IRS income tax audit		-	-	(4.5)	-
Adjusted gain from unusual or one-time items after taxes		(5.2)	(3.6)	(7.2)	(2.4)

Adjusted income (loss) from continuing operations net of income taxes		(12.4)	(0.9)	9.3	19.8

GAAP income (loss) from continuing operations per common share		$(0.24)	$0.09	$0.56	$0.75

Adjusted income (loss) from continuing operations per common share	$	(0.42)	$(0.03)	$0.31	$0.67

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